UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2013, we entered into an Agreement for Work on Pharmaceutical Advertising with MKM Co-Pharma GmbH, or MKM, regarding Neutrolin®, our product for the prevention of catheter-related infections in the dialysis and non-dialysis markets, for which we anticipate receiving a CE Mark approval in Europe in the first quarter of 2013. Pursuant to the agreement, MKM hired a national sales manager, Mr. Petrak, to market Neutrolin in Germany according to a negotiated work plan. While the plan may be revised, it currently provides that the sales manager will market Neutrolin in three phases. In the first phase, from January to March 2013, the sales manager will visit hemodialysis centers and doctors to, among other things, provide them information and promotional materials. The sales manager will also produce a market review of our product, conduct test sales of Neutrolin in Germany, negotiate wholesaler relationships for initial orders of our product and determine sales projections for launching Neutrolin. In the second phase, from April to May 2013, assuming receipt of CE Mark approval, the sales manager will launch Neutrolin, generating sales on a best efforts basis, and supervise sales representatives. After that time, the sales manager will be responsible for growing Neutrolin sales and expanding the advertising plan. We will pay MKM €680 for every day the sales manager works and reimburse MKM for various expenses incurred by the sales manager including those for travel and accommodation and any other costs we approve.

Pursuant to the agreement, we cannot directly hire the sales manager without paying a fee to MKM and we cannot otherwise integrate the sales manager into our management team. MKM is obliged to replace the sales manager if it cannot resolve our complaints regarding the sales manager’s performance within four weeks.

The agreement also requires MKM to keep all information about our operations, processes and products confidential, except to the extent disclosure is required to market Neutrolin. MKM is liable for damages resulting from delays or interruptions in executing the advertising plan and withdrawn Neutrolin orders, if caused by MKM’s wrongful acts or negligence.

The agreement terminates on December 31, 2013, but may be terminated earlier for “good cause” (as defined in the agreement), upon breach of the agreement if such breach is not cured within four weeks and upon liquidation or insolvency of MKM or us. If the agreement is terminated prior to December 31, 2013 due to our breach, liquidation or insolvency, we must pay MKM all amounts owed to the sales manager for services rendered through the earlier of (i) three months following notice of termination of the agreement, or (ii) the next permissible termination date of the sales manager’s employment agreement with MKM.

The foregoing description of the agreement is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.22 hereto. A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.22	Agreement for Work on Pharmaceutical Advertising dated January 10, 2013 by and between MKM Co-Pharma GmbH and CorMedix Inc.

99.1	Press release dated January 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: January 16, 2013	/s/ Randy Milby
Name: Randy Milby
Title: Chief Executive Officer